Exhibit 99.1 Lender Presentation September 2025

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There are a number of risks, uncertainties and other important factors that could cause our actual results to differ materially from the forward-looking statements contained in this presentation, including those described under the headings “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Company’s final prospectus filed pursuant to Rule 424(b) under the Securities Act, filed on July 24, 2025, the Company’s Quarterly Report on Form 10-Q, filed on August 14, 2025 and in other filings made with the U.S. Securities and Exchange Commission (“SEC”). In addition, even if our results of operations, financial condition and liquidity, and the developments in the industry in which we operate are consistent with the forward-looking statements contained in this presentation, those results or developments may not be indicative of results or developments in subsequent periods. Any forward-looking statements the Company makes in this presentation speak only as of the date of such statement. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities law. Non-GAAP Financial Measures Certain financial measures included herein, including EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Consolidated Adjusted EBITDA, Pro Forma Consolidated Adjusted EBITDA and certain ratios and other metrics derived therefrom, are not presentations made in accordance with GAAP. A “non-GAAP financial measure” is defined as a numerical measure of a company’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statements of operations, balance sheets, or statement of cash flows of the Company. Such measures are presented for supplemental information purposes only, have limitations as analytical tools, and should not be considered in isolation or as substitute measures for our results as reported under GAAP or any other performance measures derived in accordance with GAAP as measures of operating performance, debt covenant compliance or cash flows as measures of liquidity. See slide 32 and slide 34. Because not all companies use identical calculations, our measures may not be comparable to other similarly titled measures of other companies, and our use of these measures varies from others in our industry. Such non-GAAP financial measures are included because they are a basis on which our management assesses the Company's performance. Although we believe these measures are useful for investors for the same reasons, we recommend that users of the financial statements note that these measures are not a substitute for GAAP financial measures or disclosures. We provide reconciliations of such non-GAAP measures to the corresponding most closely related GAAP measure on slide 32 and slide 34. This presentation contains forward-looking estimates of Adjusted EBITDA for fiscal year 2026. We provide this non-GAAP measure to investors on a prospective basis for the same reasons (set forth above) that we provide it to investors on a historical basis. We are unable to provide a reconciliation of our forward-looking estimate of fiscal year 2026 net income (loss) to a forward-looking estimate of fiscal year 2026 Adjusted EBITDA because certain information needed to make a reasonable forward-looking estimate of net income (loss) for fiscal year 2026 is unreasonably difficult to predict and estimate and is often dependent on future events that may be uncertain or outside of our control. In addition, we believe such reconciliations would imply a degree of precision that would be confusing or misleading to investors. The unavailable information could have a significant impact on our future financial results. Our forward-looking estimates of both GAAP and non-GAAP measures of our financial performance may differ materially from our actual results and should not be relied upon as statements of fact. 2

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Today’s Agenda Transaction Overview 6 Business Update 11 Appendix 21 4

Today’s Presenters Bob Sallmann Kevin Smith Chief Financial Officer Head of Debt Capital Markets McGraw Hill Platinum Equity 5

Transaction Overview 1

Executive Summary

- McGraw Hill, Inc. ("McGraw Hill" or "Company"), a publicly traded company majority owned by Platinum Equity, LLC ("Platinum") is a leading global provider of information solutions for education serving the diverse needs of students, educators and institutions across the entire learning lifecycle, from K-12 to higher education and through professional learning
  - In July 2025, McGraw Hill went public via an Initial Public Offering ("IPO") with proceeds to repay the existing Term Loan B. Since the January 2025 repricing, ~$490 million of TLB has been repaid
- In August 2025, Moody's placed McGraw Hill's on positive outlook following the IPO. In July 2025, following the completion of the IPO, S&P placed McGraw Hill on Credit Watch Positive due to debt repayment.
- For the twelve-month period ended 6/30/25, the Company generated total Revenue of $2,114 million and Pro Forma Consolidated Adjusted EBITDA[1] of $908 million, representing a ~43% margin
- The Company is seeking to reprice its existing $771 million[2] Term Loan B (the "Transaction")
- As adjusted for the Transaction, Net Secured Leverage and Net Total Leverage will remain unchanged at 2.2x and 2.9x, respectively, based off twelve-month period ended 6/30/25, Pro Forma Consolidated Adjusted EBITDA[1] of $908 million

(1) Represents Adjusted EBITDA with add-backs permitted under the existing Credit Agreement plus prior operational improvements completed by the Company of $19 million and 24-months look forward net annual run-rate operational improvements of $55 million excluding 1x costs to achieve. See slide 8 for reconciliations.
(2) Reflects outstanding balance following repayment in connection with the IPO. Principal amount as of September 2025.

7

Sources & Uses and Pro Forma Capitalization

Sources and Uses	
Sources	
Repriced Term Loan B	$771
Total Sources	**$771**
Uses	
Repriced Existing Term Loan B	$771
Total Uses	**$771**

As Adjusted Capitalization	Maturity	As of 6/30/25	*Adj.*	As Adj. 6/30/25	*Adj.*	Further Adj. 6/30/25
Cash and Cash Equivalents [1]		$247	$--	$247	$--	$247
ABL Revolver ($300)	8/6/29	--	--	--	--	--
Cash Flow Revolver ($150) [2]	8/6/29	--	--	--	--	--
Repriced Term Loan B	***8/6/31***	***1,157***	***(386)***	***771***	***--***	***771***
Existing 5.750% Senior Secured Notes	8/1/28	828	--	828	--	828
Existing 7.375% Senior Secured Notes	9/1/31	650	--	650	--	650
Finance Lease Obligations	--	12	--	12	--	12
Secured Debt		**$2,648**		**$2,262**		**$2,262**
Existing 8.000% Senior Unsecured Notes	8/1/29	639	--	639	--	639
Total Debt		**$3,287**		**$2,901**		**$2,901**
Market Capitalization [3]		2,773		2,773		2,773
Total Capitalization		**$6,060**		**$5,675**		**$5,675**
Financials and Credit Statistics - TTM 6/30/25						
Adj. EBITDA		$740		$740		$740
Consolidated Adj. EBITDA [4]		**$834**		**$834**		**$834**
(+) Pro Forma Operational Improvements		19		19		19
(+) Pro Forma Actioned Savings		55		55		55
Pro Forma Consolidated Adj. EBITDA [5]		**$908**		**$908**		**$908**
Net Secured Leverage [6]		2.6x		2.2x		2.2x
Net Total Leverage [7]		3.3x		2.9x		2.9x

Note: Dollars in Millions.

(1) Reflects publicly-filed Cash and Cash Equivalents as of the period ended June 30, 2025.

(2) $38.75 million of the $150 million facility matures on July 30, 2026.

(3) Reflects Market Capitalization per Bloomberg as of 8.29.25.

(4) Represents Adjusted EBITDA with add-backs permitted under the existing Credit Agreement.

(5) Includes prior operational improvements completed by the Company of $19 million and 24-months look forward net annual run-rate operational improvements of $55 million excluding 1x costs to achieve.

(6) Net Secured Leverage is a ratio of Net Secured Debt (the Secured Debt minus Cash and Cash Equivalents) to Pro Forma Consolidated Adjusted EBITDA.

(7) Net Total Leverage is a ratio of Net Debt (Total Debt minus Cash and Cash Equivalents) to Pro Forma Consolidated Adjusted EBITDA.

8

Summary of Indicative Terms – Repriced Term Loan B Summary of Terms Borrower: McGraw-Hill Education, Inc. (the “Borrower”) Mav Intermediate Holding II Corporation (“Holdings”) and other existing and future wholly-owned material domestic restricted subsidiaries of the Guarantors: Borrower, subject to customary exceptions (Same as existing Term Loan B) First priority lien on all capital stock, equipment, intellectual property, material real property located in the U.S. and certain other types of collateral owned by Borrower and Guarantors not constituting ABL Collateral (“Fixed Collateral”), second priority lien on accounts receivable, inventory, deposit Security: accounts and certain other types of collateral related to the foregoing, in each case, owned by Borrower and Guarantors (“ABL Collateral”), subject to customary exceptions (Same as existing Term Loan B) Facility: $771 million Repriced Term Loan B Maturity: August 6, 2031 (Same as existing Term Loan B) Mandatory 1% per annum (quarterly) Amortization: (Same as existing Term Loan B) Call Protection: Reset 101 “soft” call for 6 months Negative Same as Existing Term Loan B Covenants: Financial None (Cov-lite) Covenant: (Same as existing Term Loan B) 9 9

Indicative Transaction Timeline September 2025 Sun Mon Tue Wed Thu Fri Sat 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 29 30 Bank Holiday Key Transaction Day Date: Event: nd Tuesday, September 2 • Lender Call at 10:00AM ET th Thursday, September 4 • Lender Commitments Due at 3:00PM ET Thereafter • Close & Fund Term Loan B 10 10

Business Update 2

12 • Note: Elsevier is owned by RELX.

McGraw Hill

- **Trusted, Market-Leading Global Brand with Over 135-Year History**
- **Leveraging Data Science and AI to Drive Innovation and Improve Learner Outcomes**
- **Extensive Scale and Wealth of Data Across the Entire Learning Continuum**
- **Institutional Sales Model with Long-Standing Customer Relationships Built Over Decades**
- **Highly Profitable Business Model with a Strong Cash Flow Profile**

Note: All metrics for the fiscal year ended March 31, 2025.
(1) Including K-12, Digital Revenue Mix was 65%. (2) Paid Digital Users represent learners or educators who purchased a licensed to gain access to one of our many digital solutions during the fiscal year ending March 31, 2025. (3) See slide 34 for Adj. EBITDA Margin Reconciliation. (4) Gross profit is revenue less cost of sales (excluding depreciation and amortization). See slide 38 for Gross Profit and Gross Margin Reconciliation.

Fiscal Year 2025

$2.1B
Revenue

82%
Digital Revenue (excl. K-12)[1]

26M
Paid Digital Users[2]

~60M
Learners and Educators Served Annually

35%
Adj. EBITDA Margin[3]

80%
Gross Margin[4]

13

Fiscal Q1 2026 Highlights • Sustained momentum and market share $388M $536M gains amid the predictably smaller fiscal Re-occurring Revenue year 2026 market Revenue +2.4% Y/Y +7.1% Y/Y • Market leadership driven by high-quality re- occurring and digital revenue growth 61% • Expanded profitability while continuing to $325M $1.65B Digital 1 invest in the business Digital Revenue RPO Total +7.2% Y/Y Revenue • Favorable leading indicators to date • Well positioned ahead of robust K-12 market opportunities in FY 2027 and 2028 $191M 36% Adjusted Adj. EBITDA 2 2 EBITDA Margin +7.2% Y/Y Note: All metrics are for the fiscal quarter ended June 30, 2025. Company fiscal year end is March 31st. 14 (1) See slide 37 for RPO definition. (2) See slide 32/34 for Adj. EBITDA and Adj. EBITDA Margin Reconciliations.

Total Company FY26-Q1 Revenue $ in millions 1 Re-occurring Revenue Digital Revenue Total Revenue +2.4% +7.1% +7.2% $536 $388 $325 $523 $362 $303 FY25-Q1 FY26-Q1 FY25-Q1 FY26-Q1 FY25-Q1 FY26-Q1 % Re- 69% 72% occurring 58% 61% % Digital 15 st Note: Amounts may not sum due to rounding. GAAP Basis. Company fiscal year end is March 31 (1) Definition of Re-occurring revenue on slide-37.

Total Company FY26-Q1 Margin Profile $ in millions 2 Gross Profit¹ Adj. EBITDA +3.7% +7.2% $412 $191 $398 $179 FY25-Q1 FY26-Q1 FY25-Q1 FY26-Q1 % Gross Profit % Adj. EBITDA 76% 77% 34% 36% Margin Margin 16 (1) See slide 38 for Gross Profit and Gross Margin Reconciliation. Gross profit is revenue less cost of sales (excluding depreciation and amortization). (2) See slide 32 for Adj. EBITDA and Adj. EBITDA Margin Reconciliations.

McGraw Hill FY26-Q1 Revenue by Segment $ in millions K-12 Higher Education -1.4% +14.1% $275 $182 $271 $160 +6.8% +10.1% $160 $149 $184 $167 FY25-Q1 FY26-Q1 FY25-Q1 FY26-Q1 % Re-occurring % Re-occurring 61% 68% 93% 87% % Digital % Digital 36% 96% 40% 93% % Digital % Digital International* Global Professional -0.4% -11.7% $35 $35 $58 $51 +3.9% -8.7% $24 $23 $23 $21 FY25-Q1 FY26-Q1 FY25-Q1 FY26-Q1 % Re-occurring % Re-occurring 65% 67% 39% 40% % % Dig Digit ital al 71% 72% % % Dig Digit ital al 42% 43% Transactional Revenue Re-occurring Revenue 17 Note: Amounts may not sum due to rounding. GAAP Basis. *Total International revenue decline of 11% year-over-year on a constant currency basis.

Consolidated FY26-Q1 Cash Flow Summary $ in millions Three Months Ended June 30 FY26-Q1 FY25-Q1 Variance TTM Net Income (Loss) 1 (9) 10 (76) Adjustments to reconcile net income (loss) to net cash provided by operating activities: D&A, Provisions, Impairments, and Other 137 142 (5) 523 Change in Working Capital (234) (135) (99) 105 Cash provided by (used for) operating activities (97) (3) (94) 553 Product Development Investments (23) (19) (4) (94) Capital Expenditures (16) (16) (0) (71) Cash Provided by (Used For) Investing Activities (39) (35) (4) (165) Cash Paid for Interest Expense 22 54 (31) 243 Note: Trailing Twelve Months is calculated by adding the results for the three months ended June 30, 2025, to the results of the fiscal year ended March 31, 2025, and subtracting the three months ended June 30, 2024. 18

Balance Sheet and Liquidity

- Cash on hand of $247M; Total committed liquidity of $697M (cash, revolver & ABL)
- Revolving credit facilities remain undrawn
- Reduced Term Loan by $386M with net IPO proceeds in July
- Net debt / Adjusted EBITDA ratio of 4.1x at June 30th
- Net debt / Adjusted EBITDA of 3.6x proforma[3] for net IPO proceeds at June 30th

Debt Profile: 6/30/25

($ in Millions)

Senior Secured Term Loan due 2031	**$1,157**
Revolving Credit Facility due 2029 ($450M)[1]	**-**
Senior Secured Notes due 2028	**828**
Senior Secured Notes due 2031	**650**
Total First Lien Indebtedness	**$2,636**
Less: Cash and Cash Equivalents	(247)
Net First Lien Indebtedness	**$2,388**
Senior Unsecured Notes Due 2029	639
Gross Debt	**$3,275**
Total Net Indebtedness – MHE Inc.	**$3,027**
Adjusted EBITDA (trailing twelve months)	$740
Total Net Indebtedness / Adjusted EBITDA	**4.1x**
Consolidated Adjusted EBITDA (trailing twelve months as defined in our credit agreements and indentures)	$834
Net First Lien Leverage[2]	**2.9x**
Total Net Indebtedness / Consolidated Adjusted EBITDA	**3.6x**

Note: Trailing Twelve Months is calculated by adding the results for the three months ended June 30, 2025, to the results of the fiscal year ended March 31, 2025, and subtracting the three months ended June 30, 2024.

Note: Debt figures exclude finance lease obligations.

(1) Revolving credit facility of $450M includes $150M RCF and $300M ABL, excluding ~$4M of letters of credit. Under the recent amend and extend transaction, of the $150M RCF, approximately ~$111M extended and the remaining did not. After the July 2026 maturity, the RCF will decrease by $38.75M leaving the remaining facility at $412M.

(2) Net First Lien Leverage covenant for revolving credit facility is tested if 40% of revolving credit facility is drawn at quarter-end. Net First Lien Leverage covenant levels, if required to be tested, would be 6.95x for the relevant quarter. EBITDA used to calculate Net First Lien Leverage covenant ratio would be Consolidated Adjusted EBITDA plus pro-forma adjustments that are permitted under the credit agreements and indentures as of June 30, 2025.

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(3) Net debt used to calculate Net debt / Adjusted EBITDA of 3.6x proforma is calculated as the Total Indebtedness – MHE Inc. of $3,027 as of June 30, 2025 less $386 million of net IPO proceeds.

FY26 – Guidance $ in millions 1 FY26 Guidance Low High Revenue $1,986 $2,046 Re-occurring Revenue $1,477 $1,517 2 Adjusted EBITDA $663 $703 20 (1) Guidance as of August 14, 2025 (2) See slide 36 for a definition of Adj. EBITDA.

Appendix A

Investment Highlights Trusted, Market-Leading Global Brand with Deep Expertise in Learning Science 01 Leading Suite of Digital Solutions Across the Entire Learning Continuum 02 Agile Content Model Supported by High-Quality, Proprietary Digital Content 03 Leveraging Data Science, Machine Learning, and GenAI to Drive Innovation and Improve Outcomes 04 Extensive Global Go-to-Market Reach 05 Institutional Sales Model with Long-Standing Customer Relationships Built Over Decades 06 Highly Profitable Business Model with a Strong Cash Flow Profile 07 Mission-Driven Culture and Leadership Team with Track Record of Success 08 22

Expanding Digital and Re-occurring Revenue



Paid Digital Users[1] Evolution
>2x
~10M
26M
FY2015
FY2025
Digital Revenue Mix[2] Evolution (%)
>2x
31%
65%
82%[3]
FY2015
FY2025
Re-occurring Revenue Mix[4] Evolution (%)
~1.7x
<40%
69%
FY2015
FY2025

(1) Paid Digital Users represents the learners or educators who purchased a license to gain access to one of our many digital solutions during the fiscal year ending March 31, 2025. (2) Digital Revenue Mix is defined as digital revenue divided by total revenue. (3) For FY2025, excluding K-12, Digital Revenue Mix was 82%. (4) Re-occurring Revenue includes revenue from offerings that are generally sold as digital subscriptions and multi-year print products. Revenue from digital subscriptions, which are paid for at the time of sale or shortly thereafter, is recognized ratably over the term of the subscription period as the performance obligation is satisfied. For multi-year print products (e.g., workbooks), which are paid for at the beginning of the multi-year contract term, each academic year within the contract period represents a distinct performance obligation. Revenue is recognized upon delivery to the customer for each respective academic year. FY2025 total Re-occurring Revenue was $1,457M. Re-occurring Revenue Mix is defined as Re-occurring Revenue divided by total revenue.

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We Serve a Large, Essential Market…


$5.5B
$9.3B
$2.9B
$30B
TAM[1]
$12.3B
K-12[2]
Higher Education[3]
Global Professional
International

Numerous Growth Opportunities Across Every Stage of the Learning Journey

K-12[2]

- Supplemental / Intervention Solutions
- Integrated Curriculum Solutions
- CTE / AP / Assessment[4]

Higher Education[3]

- Student Study Solutions
- CTE / Dual Enrollment[4]
- Short Courses
- Employability / Workplace Preparedness

Global Professional

- Global Medical Education Solutions
- Undergraduate Medical Student Learning Solutions

International

- Emerging Market Growth
- K-12 and Higher Education Solutions
- English Language Teaching

(1) Estimate based on information from a third-party study commissioned by the Company in the fiscal year ended March 31, 2025. As of the academic year ended 2025. (2) Refers to U.S. K-12. (3) Refers to U.S. Higher Education. (4) CTE refers to Career and Technical Education; AP refers to Advanced Placement; Dual Enrollment programs allow K-12 students to earn college credits while in high school.

…With Strong Secular Tailwinds

- **Highly Resilient and Growing** End Market
- Modernization of **Learning Technology**
- Demand for **Data-Driven, Personalized Learning**
- **Need for Equitable Access** to Learning
- Demand for **Technical, Skills-Based Professional Learning**

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Established Market-Leading Digital Learning Solutions >64M Lifetime Learners >30M Lifetime Learners >34M Lifetime Learners In 94% of U.S. Medical Schools Personalized learning Market leading digital solution for Market leading digital learning Interactive digital solution supporting K-12 and K-12 supporting teachers with solution for Higher Ed providing subscription solution for the Higher Education markets across planning and customizing lessons custom course creation capabilities Professional market with thousands of institutions globally that are accessible by students and valuable insights on student simulation-based interactive anywhere, anytime performance learning experiences 25 Note: All metrics are as of the fiscal year ended March 31, 2025.

Recent GenAI Innovation: AI Reader & Scribe McGraw Hill’s Holistic Approach to AI AI Reader: Simplifies concepts with instant explanations and interactive quizzes AI Capabilities 1 Increases Time on Solution by >30% What AI is currently capable of doing Engages with Interactive Quizzes Simplifies Complex Concepts Instantly GenAI Guiding Offers Tailored Learning Support Principles Learning Educational Promotes Deeper Understanding of Content Science Realities How learning should How learning actually happen happens Scribe: Content generation platform, with “human in the loop” approach Applicable to Multiple Content Types Grounded in evidence-based Manual Content Tasks Automated research and learning science, Integrates Seamlessly with Authoring Tools McGraw Hill harnesses AI to deliver meaningful, scalable learning Higher Quality Results from Owned Content experiences tailored to modern Content Production Time Savings classrooms 26 26 (1) Based on our analysis of internal data.

Annual Revenue Summary $ in millions | FYE 3/31 2 Total Revenue Re-occurring Revenue Digital Revenue ~8% ~11% ~10% FY21 – FY25 CAGR FY21 – FY25 CAGR FY21 – FY25 CAGR $ 2,101 $ 1,960 $ 1,948 $ 1,790 $ 1,545 $1,457 $ 1,359 $1,315 $ 1,255 $1,223 $ 1,147 $1,102 $ 1,053 $953 $927 1 1 1 FY21 FY22 FY23 FY24 FY25 FY21 FY22 FY23 FY24 FY25 FY21 FY22 FY23 FY24 FY25 (1) Results for FY22 represent the sum of the reported results of the predecessor entity, prior to giving effect to the acquisition by Platinum, for the period from April 1, 2021 through July 31, 2021 and the successor entity for the period from August 1, 2021 through March 31, 2022, which are not considered to be prepared in accordance with GAAP and do not include pro forma adjustments that would otherwise be included in a pro forma presentation prepared in accordance 27 with Regulation S-X. Such results also do not include any financial results of Achieve3000 prior to the date of its acquisition on November 1, 2021 (2) Definition of Re-occurring revenue on slide-37

Annual Margin Summary $ in millions | FYE 3/31 2 Gross Profit¹ Adj. EBITDA $1,679 $1,540 $1,483 $1,397 $727 $657 $634 $618 3 3 FY22 FY23 FY24 FY25 FY22 FY23 FY24 FY25 % Gross % Adj 78% 76% 79% Profit 80% 35% 32% 33% 35% EBITDA 1 Margin 2 Margin (1) See slide 38 for Gross Profit and Gross Margin Reconciliation. Gross profit is revenue less cost of sales (excluding depreciation and amortization). (2) See slide 34 for Adj. EBITDA Margin Reconciliation. (3) Results for FY2022 represent the sum of the reported results of the predecessor entity, prior to giving effect to the acquisition by Platinum, for the period from April 1, 2021 through July 31, 2021 and the successor entity for the period from August 1, 2021 through March 31, 2022, which are not considered to be prepared in accordance with GAAP and do not include pro forma adjustments that would otherwise be included in a pro forma presentation prepared in accordance with Regulation S-X. Such results 28 also do not include any financial results of Achieve3000 prior to the date of its acquisition on November 1, 2021.

Annual Revenue by Segment $ in millions | FYE 3/31 K-12 Higher Education FY21 – FY25 FY21 – FY25 CAGR: 14% CAGR: 5% $958 $970 $783 $905 $702 $664 $649 $654 $791 $584 FY21 FY22 FY23 FY24 FY25 FY21 FY22 FY23 FY24 FY25 57% 55% 57% 61% 62% 78% 79% 81% 83% 85% Re-occurring % 43% 42% 43% 47% 44% 81% 83% 86% 90% 92% Digital % Global Professional International Reported FY21 – FY25 FY21 – FY25 2 Impact of FX CAGR: 1% CAGR: 6% $153 $205 $150 $201 $148 $148 $142 $190 $180 $4 $165 $1 $2 $(7) $(4) 1 FY21 FY22 FY23 FY24 FY25 FY21 FY22 FY23 FY24 FY25 2 2 2 2 2 Re-occurring % 45% 47% 51% 57% 64% 31% 39% 39% 44% 46% 2 2 2 2 2 Digital % 56% 56% 58% 63% 69% 40% 45% 43% 49% 51% Note: International revenue shown on a constant currency basis. (1) Results for FY2022 represent the sum of the reported results of the predecessor entity, prior to giving effect to the acquisition by Platinum, for the period from April 1, 2021 through July 31, 2021 and the successor entity for the period from August 1, 2021 through March 31, 2022, which are not considered to be prepared in accordance with GAAP and do not include pro forma adjustments that would otherwise be included in a pro forma presentation prepared in 29 accordance with Regulation S-X. Such results also do not include any financial results of Achieve3000 prior to the date of its acquisition on November 1, 2021. (2) Reflects constant currency basis.

Medium-Long Range Framework

	FY2023A	FY2024A	FY2025A	Medium-Long Term Targets
Revenue Growth	8.8%	0.7%	7.2%	5%+
Re-occurring Revenue (% of Total Revenue)	62.8%	67.1%	69.3%	75%+
Digital Revenue (% of Total Revenue)	58.9%	64.0%	64.7%	75%+
Gross Margin[1]	76.1%	78.6%	79.9%	82%+
Adjusted EBITDA Margin[2]	31.7%	33.5%	34.6%	37%+
Net Debt / Adjusted EBITDA[3]	5.5x	5.1x	4.0x	2.0x – 2.5x

Notes: These medium- to long-term targets are for illustrative purposes only and should not be read as a guarantee of future performance or results. There can be no assurance when (if at all) such performance or results will be achieved. These forward looking medium- to long-term targets are not projections, estimates or guarantees of actual growth or enhanced unit economics. They are targets and are forward-looking, are subject to significant business, economic and competitive uncertainties, risks and contingencies, many of which are beyond the control of the Company and its management, and are based on assumptions with respect to future decisions, which are subject to change. Actual results may vary, and these variations may be material. For a discussion of some of these important factors that could cause these variations, please consult the "Risk Factors" section of the S-1. (1) See slide 38 for Gross Profit and Gross Margin Reconciliation. Gross profit is revenue less cost of sales (excluding Depreciation and Amortization). (2) See slide 34 for Adj. EBITDA Margin Reconciliation. (3) Net debt is defined as Cash and cash equivalents subtracted from Total Debt. Total Debt figures exclude leases, unamortized debt discount, and unamortized deferred financing costs.

30

K-12 Core Purchasing Schedules Drive Strong Predictability

K-12 Core Market Size



All Other States
Top 3 States (CA, FL, TX)
Predictable Purchasing Schedules
Strong Alignment with Core Subject Pipeline,
Well-Positioned to Capitalize on Upcoming Opportunities
FY2020A
FY2021A
FY2022A
FY2023A
FY2024A
FY2025A
FY2026E
FY2027E
FY2028E
FY2029E

	FY2020A	FY2021A	FY2022A	FY2023A	FY2024A	FY2025A	FY2026E	FY2027E	FY2028E	FY2029E
Key Subject and Grade	• TX ELA (K-8) • CA Science (yr1)	• TX ELA (K-9-12) • CA Science (yr2)	• FL ELA • CA Science (yr3)	• FL Math • FL ELA (yr2) • CA Science (yr4)	• FL Social Studies • CA Science (yr5)	• TX Science • FL Science • FL Social Studies (yr2)	• FL Science (yr2) • FL ELA (yr1)	• TX Math (yr1) • FL ELA (yr2) • CA Math (yr1)	• TX Math (yr2) • FL Math • CA Math (yr2) • CA ELA (yr1)	• TX Math (yr3) • FL SS (yr1) • CA Math (yr3) • CA ELA (yr2)

Source: Internal company data. The data shown in this image reflects McGraw Hill's best estimates and projections for the K-12 Core Market and has been prepared by McGraw Hill using internal assumptions, estimates and data.

31

Adjusted EBITDA Reconciliation – Three Months Ended June 30 $ in millions Note: Amounts may not sum due to rounding. 32

Adjusted EBITDA Footnotes – Three Months Ended June 30 a. Represents severance and other expenses associated with headcount reductions and other cost savings initiated as part of our formal restructuring initiatives. b. For the three months ended June 30, 2025 and 2024, represents $2.5 million of advisory fees paid to Platinum Advisors pursuant to the Advisory Agreement (which was terminated upon consummation of our IPO). c. This primarily represents transaction and integration costs associated with acquisitions. d. For the three months ended June 30, 2025, the amount represents (i) foreign currency exchange transaction impact of $(1.9) million, (ii) non-recurring expenses related to strategic initiatives, including marketing, consulting, and non-operational costs associated with the market introduction of a new product launch of $0.8 million, (iii) reimbursements of expenses paid to Platinum Advisors incurred in connection with its services under the Advisory Agreement (which was terminated upon consummation of our IPO) of $0.1 million, (iv) non-recurring transaction-related costs associated with the IPO that were expensed as incurred of $1.9 million, and (v) the impact of additional insignificant earnings or charges resulting from matters that we do not consider indicative of our ongoing operations of $0.7 million, that are primarily related to individually insignificant miscellaneous items, including asset disposals and certain additional payments related to incremental insurance premiums and policies as a result of the Platinum acquisition that will not renew after the consummation of the IPO. For the three months ended June 30, 2024, the amount represents (i) foreign currency exchange transaction impact of $0.5 million, (ii) non-recurring expenses related to strategic initiatives, including marketing, consulting, and non-operational costs associated with the market introduction of a new product launch of $1.4 million, (iii) reimbursements of expenses paid to Platinum Advisors incurred in connection with its services under the Advisory Agreement (which was terminated upon consummation of our IPO) of $0.3 million, (iv) post-acquisition compensation expense of $0.2 million, associated with the acquisition of Boards & Beyond, and (v) the impact of additional insignificant earnings or charges resulting from matters that we do not consider indicative of our ongoing operations of $1.4 million, primarily related to individually insignificant miscellaneous items, including third-party consulting and advisory fees associated with system and process rationalization initiatives, as well as certain additional payments related to incremental insurance premiums and policies as a result of the Platinum acquisition that will not renew after the consummation of the IPO. 33

Adjusted EBITDA Reconciliation – Fiscal Years Ended March 31 $ in millions | FYE 3/31 Note: Amounts may not sum due to rounding. (1) Results for FY2022 represent the sum of the reported results of the predecessor entity, prior to giving effect to the acquisition by Platinum, for the period from April 1, 2021 through July 31, 2021 and the successor entity for the period from August 1, 2021 through March 31, 2022, which are not considered to be prepared in accordance with GAAP and do not include pro forma adjustments that would otherwise be included in a pro forma presentation prepared in accordance with Regulation S-X. Such results also do not include any financial results of Achieve3000 prior to the date of its acquisition on November 1, 2021. 34

Adjusted EBITDA Footnotes – Fiscal Years Ended March 31 a. Represents severance and other expenses associated with headcount reductions and other cost savings initiated as part of our formal restructuring initiatives. b. Represents the effects of the application of purchase accounting associated with the Platinum acquisition, driven by the step-up of acquired inventory. c. For the fiscal years ended March 31, 2025, 2024 and 2023 represents $10.0 million of annual advisory fees paid to Platinum Advisors pursuant to the Advisory Agreement (which will be terminated upon the consummation of this offering). d. For the fiscal year ended March 31, 2024, we recorded a non-cash impairment charge of $49.5 million, reducing goodwill and an indefinite-lived intangible trademark by $40.5 million and $9.0 million, respectively. For the fiscal year ended March 31, 2023, we recorded a non-cash impairment charge of $312.0 million, reducing goodwill and indefinite-lived intangible trademarks by $258.0 million and $54.0 million, respectively. For the fiscal year ended March 31, 2022, we recorded a non-cash impairment charge of $405.0 million reducing the Higher Education goodwill and indefinite-lived intangible trademark by $385.0 million and $20.0 million, respectively. e. This primarily represents transaction and integration costs associated with acquisitions. f. For the fiscal year ended March 31, 2025, the amount represents the write-off of unamortized deferred financing fees and debt discount associated with the 2024 Refinancing Transactions. For the fiscal year ended March 31, 2024, the amount represents the redemption discount, the write-off of unamortized deferred financing fees, debt discount and other fees and expenses associated with the extinguishment of $50.0 million face value of the 2022 Unsecured Notes. For the fiscal year ended March 31, 2023, the amount represents the redemption discount, the write-off of unamortized deferred financing fees, debt discount and other fees and expenses associated with the extinguishment of $71.5 million face value of the 2022 Secured Notes and $28.5 million face value of the 2022 Unsecured Notes. For the fiscal year ended March 31, 2022, represents the write-off of unamortized deferred financing fees, debt discount and other fees and expenses associated with the extinguishment of predecessor debt due to the Platinum acquisition. g. For the fiscal years ended March 31, 2025, 2024, 2023 and 2022, the amount represents (i) acquisition related stock-based incentive compensation expense of $0.0 million, $0.0 million, $15.6 million and $135.0 million, respectively, (ii) gain from a real estate sale of $0.0 million, $2.0 million, $0.0 million and $0.0 million, respectively, (iii) foreign currency exchange transaction impact of $1.3 million, $3.1 million, $4.1 million and $0.8 million, respectively, (iv) non-recurring expenses related to strategic initiatives, including marketing, consulting, and non- operational costs associated with the market introduction of a new product launch of $4.3 million, $5.4 million, $3.7 million and $0.0 million, respectively, (v) reimbursements of expenses paid to Platinum Advisors incurred in connection with its services under the Advisory Agreement of $0.6 million, $0.6 million, $0.2 million and $2.8 million, respectively, (vi) non-recurring transaction-related costs associated with the IPO that were expensed as incurred of $4.9 million, $0.0 million, $0.0 million and $0.0 million respectively, (vii) lease termination costs of $3.3 million, $0.0 million, $1.2 million and $0.0 million, respectively, associated with the early exit of two leased properties in connection with the strategic rationalization of our real estate properties to optimize cost efficiency, (viii) post-acquisition compensation expense of $0.6 million, $2.7 million, $1.2 million and $0.0 million, respectively, associated with the acquisition of Boards & Beyond, and (ix) the impact of additional insignificant earnings or charges resulting from matters that we do not consider indicative of our ongoing operations of $5.0 million, $6.8 million, $4.6 million and $2.4 million, respectively, primarily related to individually insignificant miscellaneous items, including asset disposals and third-party consulting and advisory fees associated with system and process rationalization initiatives, as well as certain additional payments related to incremental insurance premiums and policies as a result of the Platinum acquisition which will not renew after the consummation of the IPO. 35

Terms: EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin are presented because our management uses them to assess our performance. We believe they reflect the underlying trends and indicators of our business and allow management to focus on the most meaningful indicators of our continuous operational performance. EBITDA is defined as net income (loss) from continuing operations plus interest expense (income), net, income tax provision (benefit), depreciation and amortization. Adjusted EBITDA is defined as net income (loss) from continuing operations plus interest expense (income), net, income tax provision (benefit), depreciation and amortization, restructuring and cost savings implementation charges, the effects of the application of purchase accounting, advisory fees paid to Platinum Advisors pursuant to the Advisory Agreement (which was terminated upon consummation of our IPO), impairment charges, transaction and integration costs, (gain) loss on extinguishment of debt and the impact of earnings or charges resulting from matters that we do not consider indicative of our ongoing operations. Further, although not included in the calculation of Adjusted EBITDA below, we may at times add estimated cost savings and operating synergies related to operational changes ranging from acquisitions or dispositions to restructurings and exclude one-time transition expenditures that we anticipate we will need to incur to realize cost savings before such savings have occurred. Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA by total revenue. Each of the above measures is not a recognized term under GAAP and does not purport to be an alternative to net income (loss), or any other measure derived in accordance with GAAP as a measure of operating performance, or to cash flows from operations as a measure of liquidity. Such measures are presented for supplemental information purposes only, have limitations as analytical tools, and should not be considered in isolation or as substitute measures for our results as reported under GAAP. Management uses non-GAAP financial measures to supplement GAAP results to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone. Because not all companies use identical calculations, our measures may not be comparable to other similarly titled measures of other companies, and our use of these measures varies from others in our industry. Such measures are not intended to be a measure of cash available for management’s discretionary use, as they may not capture actual cash obligations associated with interest payments, taxes and debt service requirements. 36

Terms: Re-occurring Revenue, Transactional Revenue and RPO Re-occurring Revenue includes revenue from offerings that are generally sold as digital subscriptions and multi-year print products. Revenue from digital subscriptions, which are paid for at the time of sale or shortly thereafter, is recognized ratably over the term of the subscription period as the performance obligation is satisfied. For multi-year print products (e.g., workbooks), which are paid for at the beginning of the contract period, each academic year within the contract period, represents a distinct performance obligation. Revenue is recognized upon delivery to the customer for each respective academic year. Re-occurring Revenue serves as a key operating metric used by management as it offers valuable insight into the subscription-based nature of our business. Transactional Revenue includes revenue from both print and digital offerings. Revenue from print offerings is recognized at the point of shipment and revenue from digital offerings are recognized at the time of delivery. In addition, revenues for amounts billed to customers in a sales transaction for shipping and handling are included in Transactional revenue. Remaining Performance Obligation (“RPO”) represent the total contracted future revenue that has not yet been recognized. RPO is associated with our digital subscriptions and multi-year print products and is impacted by various factors, including the timing of renewals and purchases, contract durations, and seasonal trends. Given these influencing factors, RPO should be evaluated alongside Re-occurring Revenue and other financial metrics disclosed within this presentation. RPO serves as a key operating metric used by management as it offers visibility into future revenue and facilitates the assessment of long-term growth sustainability. While we believe that the above key operating metrics provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management, it is important to note that other companies, including companies in our industry, may not use these metrics, may calculate them differently, may have different frequencies or may use other financial measures to evaluate their performance, all of which could reduce the usefulness of Re-occurring Revenue, Transactional Revenue or RPO as a comparative measure. 37

1 Gross Profit and Gross Margin Reconciliation $ in millions Three Months Ended June 30 Fiscal Years Ended March 31 Note: Amounts may not sum due to rounding. (1) Due to the inherent subjectivity in the classification of costs between cost of sales and operating and administrative expenses across our industry, we do not focus on gross profit or gross margin as key operating metrics for our business (2) Results for FY2022 represent the sum of the reported results of the predecessor entity, prior to giving effect to the acquisition by Platinum, for the period from April 1, 2021 through July 31, 2021 and the successor entity for the period from August 1, 2021 through March 31, 2022, which are not considered to be prepared in accordance with GAAP and do not include pro forma 38 adjustments that would otherwise be included in a pro forma presentation prepared in accordance with Regulation S-X. Such results also do not include any financial results of Achieve3000 prior to the date of its acquisition on November 1, 2021.